CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-288021 and 333-294236) of Voyager Technologies, Inc. of our report dated March 10, 2026, except for the change in composition of reportable segments discussed in Note 1 to the consolidated financial statements, as to which the date is August 14, 2026, relating to the financial statements, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
August 14, 2026